UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

IKON Office Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On September 26, 2008, IKON issued a press release announcing that its Board of Directors has approved October 31, 2008 as the date for a special meeting of shareholders to vote on the proposed acquisition of IKON by Keystone Acquisition, Inc., a wholly owned subsidiary of Ricoh Company, Ltd., and has approved October 2, 2008 as the record date for such meeting. A copy of the press release is set forth below.

IKON Office Solutions, Inc. 70 Valley Stream Parkway Malvern, PA 19355 www.ikon.com
News Release

Contacts:
Investors	Media
Henry M. Miller, Jr.	Wendy Pinckney
610-408-7060	610-408-7297
hmmiller@ikon.com	wpinckney@ikon.com
IKON OFFICE SOLUTIONS ANNOUNCES SPECIAL SHAREHOLDER MEETING DATE
MALVERN, Pa. — September 26, 2008 — IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, announced today that its Board of Directors has approved October 31, 2008 as the date for a special meeting of shareholders to vote on the proposed acquisition of IKON by Keystone Acquisition, Inc., a wholly owned subsidiary of Ricoh Company, Ltd., and has approved October 2, 2008 as the record date for such meeting. On September 11, 2008, IKON filed a preliminary proxy statement in connection with the proposed transaction with the Securities and Exchange Commission. The proxy statement, once final, will be mailed together with a proxy card to IKON shareholders of record as of the record date. IKON expects the final proxy statement to be available shortly.

About IKON
IKON Office Solutions, Inc. (www.ikon.com) is the world’s largest independent channel for document management systems and services, enabling customers to improve document workflow and increase efficiency. IKON integrates best-in-class copiers, printers and MFP technologies from leading manufacturers and document management software and systems, to deliver tailored, high-value solutions implemented and supported by its global services organization — IKON Enterprise Services. With fiscal year 2007 revenue of $4.2 billion, IKON has approximately 24,000 employees in over 400 locations throughout North America and Western Europe.
Additional Information About the Merger and Where to Find It
On September 11, 2008, IKON filed with the Securities and Exchange Commission a preliminary proxy statement regarding the proposed business combination transaction referred to in the foregoing information. In addition, IKON will prepare and file with the SEC a definitive proxy statement and other documents regarding the proposed transaction. Investors and security holders are urged to read the definitive proxy statement, when it becomes available, because it will contain important information. The definitive proxy statement will be sent to shareholders of IKON seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed with the SEC by IKON at the SEC’s website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free from IKON by directing a request to Maryanne Messenger in Shareholder Services at 1-610-296-8000.
Certain Information Concerning Participants
A detailed list of names, affiliations and interests of IKON participants in the solicitation of proxies of IKON to approve the proposed business combination is included in the preliminary proxy statement.
IKON Office Solutions® and IKON: Document Efficiency at Work® are trademarks of IKON Office Solutions, Inc. All other trademarks are the property of their respective owners.
(FIKN)
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